                                                                     Exhibit (j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Reports to Shareholders of the CDC Nvest Funds Trust III (formerly Nvest Funds Trust III), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
______________________________

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2001